EXHIBIT 16.1

October 27, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Proto Script Pharmaceutical Corp., pertaining to our firm included under Item 4.01 of Form 8-K dated October 25, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina MN 55436

630.277.2330